UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2016

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 18, 2016, Capstone Turbine Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (“SEC”) to report, among other things, the entry into a securities purchase agreement with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers (i) in a registered offering, 3,600,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and pre-funded Series B warrants to purchase up to 2,700,000 shares of Common Stock, which will be sold in lieu of Common Stock to those Purchasers whose purchase of Common Stock in the offering otherwise would result in the purchaser beneficially owning more than 9.99% of the Company’s outstanding Common Stock following the completion of the offering; and (ii) in a concurrent private placement, Series A warrants to purchase up to 6,300,000 shares of Common Stock.

The purpose of this Current Report on Form 8-K is to file with the SEC, as contemplated by the Original Form 8-K, Exhibits 1, 4.1, 4.2, 5, 10, and 23 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

1	Placement Agent Agreement dated October 18, 2016 by and between the Company and the Placement Agents
4.1	Form of Series A Warrant to Purchase Common Stock
4.2	Form of Pre-Funded Series B Warrant to Purchase Common Stock
5	Opinion of Waller Lansden Dortch & Davis, LLP
10	Form of Securities Purchase Agreement
23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: October 18, 2016	By:	/s/ Jayme L. Brooks
Jayme L. Brooks
Chief Financial Officer and Chief Accounting Officer

Exhibit	Description

1	Placement Agent Agreement dated October 18, 2016 by and between the Company and the Placement Agents
4.1	Form of Series A Warrant to Purchase Common Stock
4.2	Form of Pre-Funded Series B Warrant to Purchase Common Stock
5	Opinion of Waller Lansden Dortch & Davis, LLP
10	Form of Securities Purchase Agreement
23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)